We consent to the  incorporation  by reference in Post Effective  Amendment
No. 2 to Registration Statement No. 2-66913 on Form S-8, Registration Statement No. 33-14833 on Form S-8, Registration Statement No. 33-29286 on Form S-3, Registration Statement No. 33-40572 on Form S-8, Registration Statement No. 33-48976 on Form S-3, Registration Statement No. 33-57882 on Form S-3 and Amendment No. 1 to Registration Statement No. 33-61293 on form S-3 of our report dated January 21, 1998 appearing in this Annual Report on Form 10-K of Golden West Financial Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
March 26, 1998